Exhibit 10.1

SETTLEMENT AGREEMENT

This Settlement Agreement (the "Agreement") is made and entered into as of July 9, 2008, by and among Artist House Holdings, Inc. (hereinafter "Artist House"); Davi Skin, Inc., a Nevada corporation (hereinafter "Davi"), Carlo Mondavi, Joshua LeVine and Joseph Spellman (collectively, the "Davi Defendants"); and Timothy Mondavi.  Artist House, the Davi Defendants and Timothy Mondavi are referred to in this Agreement collectively as the "Settling Parties," and each of them individually as a "Settling Party."

WHEREAS, Artist House filed a lawsuit in the United States District Court for the District of Nevada entitled, Artist House Holdings, Inc. v. Davi Skin, Inc., et al., Case No. 2:06-CV-893-RLH-LRL (the "Action"), against the Davi Defendants, Timothy Mondavi and a number of unidentified "Roe" and "Doe" defendants.

WHEREAS, Timothy Mondavi has informally asserted claims of indemnification against Davi in connection with Artist House's allegations in the Action, and Davi has denied that he is entitled to any such indemnification.

WHEREAS, the Settling Parties desire to fully and finally resolve and settle any and all claims alleged in the Action and any other claim that could have been alleged against the Davi Defendants, Timothy Mondavi or Artist House in, or in connection with, the Action, including any claims for indemnification by Timothy Mondavi (collectively, the "Dispute").

NOW THEREFORE, in consideration of the terms and conditions set forth in this Agreement, the Settling Parties agree as follows:

1. Payments; Delivery of Shares; Cancellation of Warrants. On a date (the "Closing Date") within ten (10) calendar days after Artist House executes this Agreement, Davi shall cause to be transmitted to counsel for Artist House a payment in the amount of $650,000.00 (the "Davi Settlement Amount") in accordance with the instructions of Artist House's counsel.  On the Closing Date, Artist House shall deliver or cause to be delivered certificates representing all 566,667 shares of Davi common stock in its possession (the "Shares") to Davi Skin, Inc., 11990 San Vicente Boulevard, Suite 300, Los Angeles, California 90049, in accordance with the instructions of Davi and in such name(s) or affixed with such powers as Davi shall instruct. On the Closing Date, Artist House's warrants to purchase 283,333 shares of Davi common stock (the "Warrants") shall be cancelled in accordance with the instructions of Davi and shall no longer be enforceable or of any legal effect. On or before the Closing Date, Timothy Mondavi shall cause to be transmitted to counsel for Artist House a payment in the amount of $25,000.00 (the "Timothy Mondavi Settlement Amount") in accordance with the instructions of Artist House's counsel.

1.1. Representations and Warranties of Artist House. In addition to the representations and warranties set forth in Section 11 below, Artist House represents, warrants and agrees that:

1.1.1. Artist House is the record and beneficial owner of the Shares and Warrants and has good, valid and marketable title to the Shares and Warrants, free and clear of any pledge, claim, lien, security interest or other encumbrance.  Since acquiring the Shares and Warrants, Artist House (a) has not sold, conveyed, assigned, disposed of or otherwise transferred any of such Shares or Warrants, (b) has not created or imposed or permitted the creation or imposition of any pledge, claim, lien, security interest or other encumbrance on such Shares or Warrants that is still in effect, (c) has not agreed to sell, convey, assign, dispose of or otherwise transfer any of such Shares or Warrants (other than as set forth in this Agreement), and (d) has not agreed to create or impose, or permit the creation or imposition of, any pledge, claim, lien, security interest or other encumbrance on such Shares or Warrants.  The number of Shares and Warrants set forth in Section 1 represents all of the Shares and Warrants owned beneficially and/or of record by Artist House. Artist House can and will transfer and deliver good, valid and marketable title to the Shares (subject to compliance with applicable securities laws), free and clear of any pledge, claim, lien, security interest or other encumbrance.  Artist House has not exercised and will not exercise its Warrants prior to the Closing Date.

1.1.2. Artist House's execution, delivery and performance of this Agreement does not violate or conflict with any law applicable to it, any agreement or instrument to which it is a party, any order or judgment of any court or other agency of government applicable to it, or any contractual restriction binding on or affecting it or any of its assets.

1.1.3. Artist House is a sophisticated investor knowledgeable in business matters and/or has had the opportunity to seek independent advice from a professional of its choice knowledgeable in such matters.  Artist House has been represented by competent and diligent counsel in the Action.

1.1.4. Artist House has not relied upon any statements or representations made by any director, officer, employee, representative or other advisor of Davi in making its decision to relinquish the Shares and cancel the Warrants. Artist House acknowledges and agrees that no representations or warranties, whether express or implied, were given to or are being given to Artist House by Davi, other than the representations and warranties that are set forth herein.

1.1.5. Artist House has conducted its own investigation, to the extent that Artist House has determined necessary or desirable, regarding Davi and its business. Artist House understands and acknowledges that Davi is currently involved and will be involved in the future in financing efforts and other efforts to realize returns in connection with a number of its operations, and that those efforts, if successful, could materially increase the value of Davi's assets, the Shares or the Warrants. Davi’s management offered to discuss with Artist House Davi’s business, management and financial affairs, including current and future plans and forecasts of Davi and its operating companies, but Artist House voluntarily declined Davi’s offer to provide that information.

1.1.6. Artist House, whether by itself or through its counsel or representatives, has made its own decision regarding the value of the Shares or Warrants and has satisfied itself that the consideration it is receiving, which was negotiated at arm's-length by Artist House's representatives and representatives for Davi, is fair and adequate. Neither Davi nor any of its representatives expresses an opinion or makes any recommendation as to whether Artist House should hold or sell the Shares or cancel the Warrants.  No representation has been made by Davi or its representatives that the consideration for delivery of the Shares and cancellation of the Warrants is fair to Artist House or equal to any purchase price that may be offered to other parties, now or in the future.  Artist House acknowledges that the consideration it is receiving under this Agreement may be greater or less than the actual fair market value of the Shares and Warrants.

1.1.7. Artist House understands and acknowledges that it will have no future participation in any Davi gains, profits or distributions with respect to the Shares and Warrants.  In the event that Davi increases in value by any means, or if the Shares or Warrants increase in value, Artist House understands and acknowledges that it is voluntarily forfeiting any opportunity to share in any resulting increase in value.

1.1.8. Artist House has reviewed with its own tax and legal advisors the tax and legal consequences of the transactions contemplated by this Agreement.  Artist House relies solely on such advisors and not on any statements or representations of Davi or any of Davi's agents with respect to such tax and legal consequences. Artist House understands and acknowledges that Artist House, and not Davi, shall be responsible for Artist House's own tax and legal liability that may arise as a result of the transactions contemplated by this Agreement.

1.2. Representations and Warranties of the Davi Defendants. In addition to the representations and warranties set forth in Section 11 below, the Davi Defendants represent, warrant and agree that:

1.2.1. The Davi Defendants have the full right, power and authority to enter into this Agreement on the terms described herein.

1.2.2. The Davi Defendants have made their own investigation into the merits and risks of entering into the transactions contemplated by this Agreement, and they have the capacity and financial and business experience to evaluate the same.  In addition, the Davi Defendants have and/or have had the opportunity to seek independent advice from professionals of their own choice knowledgeable in such matters.  The Davi Defendants have been represented by competent and diligent counsel in the Action.

1.2.3. The Davi Defendants have not relied upon any statements or representations made by any director, officer, employee, representative or other advisor of Artist House in making their decision to enter into this Agreement and the transactions contemplated by it.  The Davi Defendants acknowledge and agree that no representations or warranties, whether express or implied, were given to or are being given to them by Artist House, other than the representations and warranties that are set forth herein.

1.2.4 The Davi Defendants have reviewed with their own tax and legal advisors the tax and legal consequences of the transactions contemplated by this Agreement.  The Davi Defendants rely solely on such advisors and not on any statements or representations of Artist House or any of Artist House’s agents with respect to such tax and legal consequences.  The Davi Defendants understand and acknowledge that the Davi Defendants, and not Artist House, shall be responsible for the Davi Defendants' own tax and legal liabilities that may arise as a result of the transactions contemplated by this Agreement.

2.    Releases.

2.1. Artist House's Releases. As of the Closing Date, Artist House, on behalf of itself and on behalf of each of its predecessors and successors, and each of their respective present and former officers, directors, employees, representatives, partners, business entities, loan-out companies, agents, attorneys, insurers, accountants, heirs, executors, administrators, conservators, assignors and assignees, and each of them ("Artist House Releasing Parties"), hereby knowingly and voluntarily fully and forever releases and discharges the Davi Defendants and their employees, representatives, partners, business entities, loan-out companies, agents, attorneys, insurers, accountants, heirs, executors, administrators, conservators, assignors and assignees, and each of them ("Davi Releasees") and Timothy Mondavi and each of his employees, representatives, partners, business entities, loan-out companies, agents, attorneys, insurers, accountants, heirs, executors, administrators, conservators, assignors and assignees, and each of them ("Timothy Mondavi Releasees") from any and all claims, demands, liens, actions, suits, causes of action, obligations, controversies, debts, costs, attorneys' fees, expenses, damages, judgments, orders, and liabilities of whatever kind and/or nature in law, equity or otherwise, whether now known or unknown, suspected or unsuspected, which have existed or may have existed, or which do exist or which hereafter can, shall or may exist, including but not limited to those arising out of, based upon, or related to Artist House's investment in Davi, or any of the transactions or occurrences that were alleged or could have been alleged in the Action, or the Dispute ("Artist House's Released Claims").

2.2. Davi Defendants' Releases. As of the Closing Date, the Davi Defendants, on behalf of themselves and on behalf of each of their predecessors and successors, and each of their respective present and former officers, directors, employees, representatives, partners, business entities, loan-out companies, agents, attorneys, insurers, accountants, heirs, executors, administrators, conservators, assignors and assignees, and each of them ("Davi Releasing Parties"), hereby knowingly and voluntarily fully and forever release and discharge Artist House and each of its employees, representatives, partners, business entities, loan-out companies, agents, attorneys, insurers, accountants, heirs, executors, administrators, conservators, assignors and assignees, and each of them ("Artist House Releasees") and the Timothy Mondavi Releasees from any and all claims, demands, liens, actions, suits, causes of action, obligations, controversies, debts, costs, attorneys' fees, expenses, damages, judgments, orders, and liabilities of whatever kind and/or nature in law, equity or otherwise, whether now known or unknown, suspected or unsuspected, which have existed or may have existed, or which do exist or which hereafter can, shall or may exist, including but not limited to those arising out of, based upon, or related to Artist House's investment in Davi, or any of the transactions or occurrences that were alleged or could have been alleged in the Action, or the Dispute ("Davi's Released Claims").

2.3. Timothy Mondavi's Releases.  As of the Closing Date, Timothy Mondavi, on behalf of himself and on behalf of each of his predecessors and successors, and each of their respective present and former officers, directors, employees, representatives, partners, business entities, loan-out companies, agents, attorneys, insurers, accountants, heirs, executors, administrators, conservators, assignors and assignees, and each of them ("Timothy Mondavi Releasing Parties"), hereby knowingly and voluntarily fully and forever release and discharge the Artist House Releasees and the Davi Releasees and from any and all claims, demands, liens, actions, suits, causes of action, obligations, controversies, debts, costs, attorneys' fees, expenses, damages, judgments, orders, and liabilities of whatever kind and/or nature in law, equity or otherwise, whether now known or unknown, suspected or unsuspected, which have existed or may have existed, or which do exist or which hereafter can, shall or may exist, including but not limited to those arising out of, based upon, or related to Artist House's investment in Davi, or any of the transactions or occurrences that were alleged or could have been alleged in the Action, or the Dispute ("Timothy Mondavi's Released Claims").

2.4. The term "Released Claims" means, as applicable, Artist House's Released Claims, Davi's Released Claims and/or Timothy Mondavi's Released Claims.  The term "Releasees" means, as applicable, the Artist House Releasees, the Davi Releasees and/or the Timothy Mondavi Releasees.

3.    Other or Additional Facts. Each of the Settling Parties expressly and knowingly acknowledges that it may hereafter discover facts different from and/or in addition to those which it now knows and/or believes to be true with respect to such Settling Party's respective Released Claims, and which, if known to that Settling Party at the time it executed this Agreement, may have materially affected its decision to execute this Agreement.  Each of the Settling Parties acknowledges and agrees that by reason of this Agreement and the releases contained herein, it is voluntarily, knowingly, and after receiving the advice of counsel assuming any risk of such unknown facts and such unknown and unsuspected claims and that this Agreement shall be and shall remain in full force and effect in all respects.

4.    Unknown Claims. Each of the Settling Parties further acknowledges that it has been advised of the existence of section 1542 of the California Civil Code ("Section 1542"), which provides:

"A GENERAL RELEASE DOES NOT EXTEND TO CLAIMS WHICH THE CREDITOR DOES NOT KNOW OR SUSPECT TO EXIST IN HIS OR HER FAVOR AT THE TIME OF EXECUTING THE RELEASE, WHICH IF KNOWN BY HIM OR HER MUST HAVE MATERIALLY AFFECTED HIS OR HER SETTLEMENT WITH THE DEBTOR."

Notwithstanding such provision, this Agreement shall constitute a full release in accordance with its terms. Each of the Settling Parties knowingly and voluntarily waives the provisions of Section 1542, as well as any other statute, law, or rule of similar effect, and acknowledges and agrees that this waiver is an essential and material term of this Agreement, and without such waiver, the Agreement would not have been accepted.  Each Settling Party hereby represents that it has been advised by its legal counsel, and that it understands and acknowledges the significance and consequence of this release and of this specific waiver of Section 1542 and other such laws.

5.    Dismissal.  Within five (5) business days after full execution of this Agreement, the Settling Parties shall jointly prepare, and Artist House shall file, a simple Stipulation of Dismissal of the Action in its entirety with prejudice, with each Settling Party to bear its own costs and attorneys' fees.

6.    Covenants Not To Sue.  Except for the purpose of enforcing the terms of this Agreement: (a) the Artist House Releasing Parties agree to refrain and forbear forever from commencing, instituting, prosecuting, or directly or indirectly participating in, or filing any claim for damages or demand in connection with, any lawsuit, action or proceeding against the Davi Releasees or the Timothy Mondavi Releasees, or any of them, based upon any of Artist House's Released Claims; (b) the Davi Releasing Parties agree to refrain and forbear forever from commencing, instituting, prosecuting, or directly or indirectly participating in, or filing any claim for damages or demand in connection with, any lawsuit, action or proceeding against the Artist House Releasees or the Timothy Mondavi Releasees, or any of them, based upon any of the Davi Defendants’ Released Claims; and (c)  the Timothy Mondavi Releasing Parties agree to refrain and forbear forever from commencing, instituting, prosecuting, or directly or indirectly participating in, or filing any claim for damages or demand in connection with, any lawsuit, action or proceeding against the Artist House Releasees or the Davi Releasees, or any of them, based upon any of Timothy Mondavi's Released Claims.

7.    Settling Parties To Bear Own Fees and Costs. Each Settling Party shall bear all of its fees, expenses, and costs incurred in connection with the Dispute and/or the preparation of this Agreement.

8.    Authority To Enter into Agreement. Each individual signing this Agreement warrants and represents that he or she has full authority to execute the same on behalf of the Settling Party on whose behalf he or she signs. Each Settling Party hereto agrees to execute all documents and instruments necessary to implement this Agreement.

9.    No Admission of Liability. This Agreement does not constitute an admission by any of the Releasees of any liability or wrongdoing whatsoever, including, but not limited to, any liability or wrongdoing with respect to any of the allegations in the Dispute.  The Settling Parties agree that this Agreement is the result of a compromise within the provisions of Rule 408 of the Federal Rules of Evidence and similar state statutes, including California Evidence Code §§ 1152 and 1154 and Nevada Revised Statutes ("NRS") 48.105 and 48.109, and shall not be used or admitted in any proceeding for any purpose including, but not limited to, as evidence of liability or wrongdoing by any Releasee, nor shall it be used for impeachment purposes, to refresh recollection, or any other evidentiary purpose; provided, however, that nothing in this Section 9 shall prohibit any Settling Party and/or that Settling Party's counsel from disclosing the fact, amount and/or terms of this Agreement to a court, arbitrator, administrative agency or other tribunal of appropriate jurisdiction for the purpose of enforcing or effectuating the provisions of this Agreement.

10.   Binding Effect. All of the Settling Parties hereto acknowledge and agree that it is their collective intention to fully, finally and forever settle and release all matters relating to the Released Claims.  In furtherance of such intention, in entering into this Agreement, each Settling Party acknowledges and agrees that this Agreement is intended, pursuant to the advice of legal counsel selected by each Settling Party, to be final and binding between and among the Settling Parties hereto.  This Agreement shall bind and inure to the benefit of the Settling Parties hereto and their respective predecessors, successors, heirs, and assigns.

11.   Additional Representations and Warranties. The Settling Parties make the following representations and warranties to one another:

11.1. Each of the Settling Parties represents, warrants and agrees that (i) it has the full right and authority to enter into this Agreement and the other documents and transactions contemplated hereby, (ii) this Agreement and the other documents and transactions contemplated hereby have been duly authorized by all requisite action (corporate or otherwise) on its behalf, (iii) the person or entity executing this Agreement and the other documents contemplated hereby on that Settling Party's behalf has the full right and authority to fully commit and bind it.

11.2. Each of the Settling Parties hereto acknowledges that no other Settling Party, nor any agent or attorney of any other Settling Party, has made any promise, representation, or warranty, whatsoever, express or implied, not contained herein, concerning the subject matter hereof, to induce it to execute this instrument.  Each of the Settling Parties acknowledges that it has not executed this instrument in reliance on any promise, representation, or warranty not contained herein.

11.3. Each of the Settling Parties hereto has read this Agreement carefully and knows and understands the contents thereof. Each of the Settling Parties is fully aware of the legal and binding effect of this Agreement.  Each of the Settling Parties has made such an investigation of the facts pertinent to this Agreement and of all the matters pertaining thereto as it deemed necessary.

11.4. Each of the Settling Parties hereto acknowledges that it has been represented by counsel in the preparation, negotiation and execution of this Agreement, and that it has executed this document with the consent and the advice of such legal counsel.

11.5. Each of the Settling Parties hereto acknowledges and agrees that the terms of this Agreement are contractual and not merely recitals and are the result of negotiations between Settling Parties of equal bargaining positions.

11.6. Artist House represents and warrants that no person or entity other than Artist House has, or has had, any interest in any of Artist House's Released Claims; that Artist House has the sole rights and exclusive authority to execute this Agreement; and that Artist House has not sold, assigned, transferred, conveyed or otherwise disposed of any of Artist House's Released Claims to any person or entity, including any of its parents, subsidiaries, and affiliated and/or related companies.

11.7. The Davi Defendants represent and warrant that no other person or entity has, or has had, any interest in any of the Davi Defendants’ Released Claims.  The Davi Defendants represent and warrant that they have the exclusive rights and exclusive authority to execute this Agreement, and that they have not sold, assigned, transferred, conveyed or otherwise disposed of any of the Davi Defendants’ Released Claims to any person or entity, including any of Davi’s parents, subsidiaries, and affiliated and/or related companies.

11.8. Timothy Mondavi represents and warrants that no other person or entity has, or has had, any interest in any of Timothy Mondavi's Released Claims.  Timothy Mondavi represents and warrants that he has the exclusive rights and exclusive authority to execute this Agreement, and that he has not sold, assigned, transferred, conveyed or otherwise disposed of any of Timothy Mondavi's Released Claims to any person or entity.

12.    Governing Law. This Agreement shall be governed by, construed, and enforced in accordance with the laws of the State of Nevada, without giving effect to its choice of law provisions. The Settling Parties consent and agree to the exclusive jurisdiction and venue of the state and federal courts having jurisdiction over Clark County, Nevada, with respect to any action arising out of or in connection with this Agreement and/or any breach or alleged breach of any provision of this Agreement; and each Settling Party waives any objection as to improper venue and any objection that any state or federal court in Clark County, Nevada, is an inconvenient forum.

13.    Joint Preparation. This Agreement, including any exhibits hereto, shall be construed without regard to the Settling Party responsible for its preparation, and shall be deemed as prepared jointly by the Settling Parties hereto.  In resolving any ambiguity and/or uncertainty existing herein, the Settling Parties agree that no consideration and/or weight shall be given to the identity of the Settling Party drafting this Agreement.

14.    Integration. This Agreement constitutes the entire agreement and understanding between the Settling Parties concerning the subject matter hereof, and supersedes and replaces all prior negotiations, proposed agreements and agreements, written or oral, between the Settling Parties relating thereto.  This Agreement may be amended, modified, canceled, and/or waived only by a written instrument that expressly refers to this Agreement and is executed subsequent to this Agreement by duly authorized representatives of each of the Settling Parties.

15.    Notices. All notices required and/or permitted hereunder must be given in writing and shall be sent by personal delivery (including by messenger service) or by overnight courier (such as FedEx or DHL), postage prepaid, addressed as follows:

To Davi:	General Counsel Davi Skin, Inc. 11990 San Vicente Blvd., Suite 300 Los Angeles, CA 90049

with a copy to:

David Siegel & Charles E. Elder
Irell & Manella LLP
1800 Avenue of the Stars, Suite 900
Los Angeles, CA 90067

To Artist House:	K. Hirahara, Chief Executive Officer Artist House Holdings, Inc. 6F, Koujimachi Building No.2 Chiyoda-ku, Koujimachi 4-2-4, Tokyo 102-0083 Japan

with a copy to:

James D. Burgess
Fennemore Craig, P.C.
3003 N. Central Avenue, Suite 2600
Phoenix, AZ 85012

To Timothy Mondavi:	Timothy Mondavi c/o Richard Van Duzer Farella Braun & Martel LLP 235 Montgomery Street, 17th Floor San Francisco, California 94104

16. Severability. If any part, term, and/or provision of this Agreement is held by a court or other tribunal to be invalid, illegal, and/or otherwise unenforceable, such part, term, and/or provision shall be inoperative and void insofar as it is in conflict with law, but the validity of the remaining parts, terms, and/or provisions shall not be affected and the rights and obligations of the Settling Parties shall be construed and enforced as if this Agreement did not contain the particular part, term, and/or provision held to be invalid and/or unenforceable. This provision shall not apply to Sections 1, 2, 4, 5, 7, 8, 9, 10, 11, 15 and 16 of this Agreement or any subsections thereof, said terms regarding payment, consent, release, and dismissal being integral and non-severable parts of this Agreement, without which it would not have been entered into by the Settling Parties.

17. Headings. The headings and captions used in this Agreement are for convenience only and shall not be deemed to affect in any way the language of the provisions to which they refer.

18. Counterparts. This Agreement may be executed in any number of counterparts, which together shall constitute one instrument. Faxed or electronically-transmitted signatures shall be deemed as effective as original signatures.

**IN WITNESS WHEREOF**, the Settling Parties, and each of them, have executed and dated this Agreement next to their respective signatures.

Dated: ____________ Artist House Holdings, Inc.

By: ____________

Its: ____________

Dated: ____________ Davi Skin, Inc.

By: [signature]

Its: President CEO

Dated: 7.9.08 Carlo Mondavi

[signature]

Dated: 7-9-08 Joshua LeVine

[signature]

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16. Severability. If any part, term, and/or provision of this Agreement is held by a court or other tribunal to be invalid, illegal, and/or otherwise unenforceable, such part, term, and/or provision shall be inoperative and void insofar as it is in conflict with law, but the validity of the remaining parts, terms, and/or provisions shall not be affected and the rights and obligations of the Settling Parties shall be construed and enforced as if this Agreement did not contain the particular part, term, and/or provision held to be invalid and/or unenforceable. This provision shall not apply to Sections 1, 2, 4, 5, 7, 8, 9, 10, 11, 15 and 16 of this Agreement or any subsections thereof, said terms regarding payment, consent, release, and dismissal being integral and non-severable parts of this Agreement, without which it would not have been entered into by the Settling Parties.

17. Headings. The headings and captions used in this Agreement are for convenience only and shall not be deemed to affect in any way the language of the provisions to which they refer.

18. Counterparts. This Agreement may be executed in any number of counterparts, which together shall constitute one instrument. Faxed or electronically-transmitted signatures shall be deemed as effective as original signatures.

IN WITNESS WHEREOF, the Settling Parties, and each of them, have executed and dated this Agreement next to their respective signatures.

Dated: 10/07/2008 Artist House Holdings, Inc.

By: 平原 勇

Its: __________

Dated: __________ Davi Skin, Inc.

By: __________

Its: __________

Dated: __________ Carlo Mondavi

____

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Dated: July 9, 08

Joseph Spellman

Dated: ______________

Timothy Mondavi

______________________

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Jul 11 08 12:58p p.2

Dated: ____________ Joseph Spellman

____________________

Dated: July 11, 2008 Timothy Mondavi

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